UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Altimmune, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland, 20878

August 15, 2024

To the Stockholders of Altimmune, Inc.:

You are invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Altimmune, Inc. (the “Company”) scheduled for Thursday, September 26, 2024, at 8:30 a.m., Eastern Time. The Annual Meeting will be held virtually, conducted via live webcast. You may attend the meeting virtually via the Internet at https://www.cstproxy.com/altimmune/2024, where you will be able to vote electronically and submit questions. You will need the 12-digit control number included with these proxy materials to attend the Annual Meeting. The Company’s Board of Directors and management look forward to speaking with you.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

At this Annual Meeting, the agenda includes the election of eight directors, each for a one-year term, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and an advisory vote on the compensation of the Company’s named executive officers.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy card in the pre-addressed envelope that we have included for your convenience. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Vipin K. Garg, Ph.D.
Chief Executive Officer

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland 20878

NOTICE OF

2024 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Altimmune, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Altimmune, Inc., a Delaware corporation (the “Company”), will be held on Thursday, September 26, 2024, at 8:30 a.m., Eastern Time. The Annual Meeting will be held virtually, conducted via live webcast. You may attend the meeting virtually via the Internet at https://www.cstproxy.com/altimmune/2024.

At the Annual Meeting we will:

1.	vote to elect the eight nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2025 Annual Meeting of Stockholders;
2.	vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;
3.	hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;
4.	vote to approve the authorization to adjourn the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals; and
5.	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

These items are more fully described in the Company’s Proxy Statement accompanying this Notice.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on August 12, 2024. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on August 12, 2024. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting virtually. In order to be able to attend the meeting, you will need the 12-digit control number, which is located on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at https://www.cstproxy.com/altimmune/2024. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the proxy card; (2) sign and return a paper proxy card; or (3) vote at the Annual Meeting via the Internet.

By Order of the Board of Directors,

Vipin K. Garg, Ph.D.
Chief Executive Officer

Gaithersburg, Maryland
August 15, 2024

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY BE ABLE TO SUBMIT YOUR PROXY BY TOUCH-TONE PHONE AS INDICATED ON THE PROXY CARD.

i

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland 20878

PROXY STATEMENT FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, SEPTEMBER 26, 2024

GENERAL INFORMATION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Altimmune, Inc., a Delaware corporation (“Altimmune,” the “Company,” “we” or “our”), to be used at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Thursday, September 26, 2024, at 8:30 a.m., Eastern Daylight Time. The Annual Meeting will be held virtually at https://www.cstproxy.com/altimmune/2024, where you will be able to vote electronically and submit questions. We invite you to attend the Annual Meeting virtually to vote on the proposals described in this proxy statement. You will need the 12-digit control number included with these proxy materials to attend the annual meeting.

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about August 19, 2024. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the September 26, 2024 meeting.

Holders of record of our Common Stock, par value $0.0001 per share (“Common Stock”), at the close of business on August 12, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 71,070,951 shares entitled to be voted.

We encourage you to vote your shares, either by voting at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than the Proposals listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner they perceive to be in the best interests of the Company.

If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the election of the nominees for director named herein, (2) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, (3) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) FOR the authorization to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the proposals, and (5) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, see the information under the heading Voting — Broker authority to vote.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or virtually attending the Annual Meeting), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings Solicitation of Proxies and Voting.

Our Proxy Statement and 2023 Annual Report to Stockholders are available at

https://www.cstproxy.com/altimmune/2024

SOLICITATION OF PROXIES

General

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal except for Proposal 1. With respect to Proposal 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more of the nominees.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. The solicitation of proxies is being made primarily by mail and through the Internet, but directors, officers, employees and contractors retained by the Company may also engage in the solicitation of proxies by telephone.

VOTING

Stockholders entitled to vote and shares outstanding

Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 71,070,951 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

How to vote

Submitting a proxy via mail, the Internet or telephone

You may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the Notice before your proxy will be accepted. In addition to the instructions that appear on the Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on Wednesday, September 25, 2024 in order for them to be counted at the Annual Meeting.

If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, in addition to the methods described above, you may also submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.

Voting your shares via the Internet at the Annual Meeting

For Shares Directly Registered in the Name of the Stockholder: You may cast your vote virtually at the Annual Meeting; however, we encourage you to vote by proxy card, via the Internet or by telephone in advance of the Annual Meeting, even if you plan to virtually attend the meeting. Instructions on how to attend and vote at the Annual Meeting are described at https://www.cstproxy.com/altimmune/2024.

For Shares Registered in the Name of a Brokerage Firm or Bank: You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

How to attend the Annual Meeting online.

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting online at https://www.cstproxy.com/altimmune/2024. The webcast will start at 8:30 a.m. Eastern Time on September 26, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 12-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at https://www.cstproxy.com/altimmune/2024.

Revoking a proxy

A proxy that was submitted via the Internet, by telephone or by mail may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone; (2) subsequently sending another proxy bearing a later date; (3) attending the virtual Annual Meeting and voting via the Internet during the Annual Meeting; or (4) giving written notice revoking the proxy to our Corporate Secretary at Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.

If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote at the meeting.

Your virtual attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.

Broker authority to vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to virtually attend the Annual Meeting, you will need the 12-digit control number, which is located on your proxy card, or in the instructions accompanying your proxy materials. You must obtain a proxy from the holder of record of your shares in order to vote at the Annual Meeting.

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal. Proposal 2 and Proposal 4 are considered “routine” proposals for this purpose.

Quorum

A quorum is required for the conduct of business at the meeting. The presence at the meeting, by virtual attendance or by proxy, of the holders of shares having a majority of the voting power represented by all outstanding shares entitled to vote generally for the election of directors will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as withhold votes or abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we may adjourn the Annual Meeting to a later date.

Votes necessary to approve each proposal

Election of Directors. The election of directors pursuant to Proposal 1 will require the affirmative vote of the plurality of the shares of Common Stock voted at the Annual Meeting, either virtually or by proxy. This means that the eight nominees receiving the most votes will be elected as directors. With respect to Proposal 1, you may vote in favor of a particular nominee or elect to withhold your vote from a particular nominee.

Other Items. For the ratification of our independent registered public accounting firm (Proposal 2), the adoption of a resolution approving on a non-binding, advisory basis the compensation of the Company’s named executive officers (Proposal 3), and approval of the authorization to adjourn the Annual Meeting (Proposal 4), the affirmative vote of a majority of the votes cast is required to approve each of these proposals. This means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for the forgoing purpose, and will have no effect on Proposal 3. Proposal 2 and Proposal 4 are considered “routine” for these purposes. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2 and Proposal 4. Accordingly, abstentions will have no effect on Proposal 2 or Proposal 4 and there will be no broker non-votes on these proposals.

Other matters to be decided at the Annual Meeting

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Postponement or adjournment of the Annual Meeting

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Results of the voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Multiple proxy cards or voting instruction forms

If you receive multiple proxy cards, it means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Certain stockholder-related matters

We do not know of any stockholder proposals that may be properly presented at the Annual Meeting. For information regarding inclusion of stockholder proposals in our 2024 Annual Meeting of Stockholders Proxy Statement, see the information in this Proxy Statement under the section heading Other Matters — Stockholder proposals for 2024 Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

The Company and some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor

Relations Department at Altimmune, Inc., 901 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878 or (240) 654-1450. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.altimmune.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report for the year ended December 31, 2023, without charge to any stockholder upon written or oral request to our Investor Relations Department at Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878 or (240) 654-1450.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Continental Stock Transfer & Trust Company

Phone: (917) 262-2373

Email: proxy@continentalstock.com

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of nine directors: Mitchel Sayare, Ph.D. (Chairman), Vipin K. Garg, Ph.D., David J. Drutz, M.D., John M. Gill, Philip L. Hodges, Diane Jorkasky, M.D., Wayne Pisano, Klaus O. Schafer, M.D., MPH and Catherine Sohn, Pharm D. Dr. Garg is also our President and Chief Executive Officer and our other eight current directors are not our employees. All of our current directors have been nominated for reelection at the Annual Meeting, except for Dr. Drutz., who will not be standing for re-election as a member of the Board. Upon the expiration of Dr. Drutz’s term as a director at the Annual Meeting, the number of directors that will constitute the Board will be decreased from nine to eight. The director nominees will be elected for a term that begins at the Annual Meeting and ends at the 2025 Annual Meeting of Stockholders. Each director nominee will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.

Vote Required

If you sign the enclosed proxy card and return it to the Company, your proxy will be voted FOR all director nominees, for terms expiring at the 2024 Annual Meeting of Stockholders, unless you specifically indicate on the proxy card that you are withholding a vote from one or more of the nominees. Votes withheld and broker non-votes will have no effect on the election of our director nominees.

Directors are elected by a plurality of the votes cast. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Board recommendation

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

Mitchel Sayare, Ph.D., Chairman
Vipin K. Garg, Ph.D.
John M. Gill
Philip L. Hodges
Diane Jorkasky, M.D.
Wayne Pisano
Klaus O. Schafer, M.D., MPH

Catherine Sohn, Pharm D

Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to continue to serve on the Board if he or she is elected at the Annual Meeting. If any nominee is unable (or for good cause declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included below under Director information.

Qualifications for director nominees

Candidates for Board consideration should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and will be selected based upon contributions they can make to the Company. A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors must demonstrate strong leadership skills and should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. The key experience, qualifications and skills each of our directors brings to the Board that are important in light of our business are included in their individual biographies below.

Our Corporate Governance Guidelines require the Board’s Nominating and Corporate Governance Committee to review the qualifications of the directors and the composition of the Board as a whole, and the Nominating and Corporate Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes not only the independence of the directors, but consideration of required minimum qualifications, skills, expertise and experience in the context of the needs of the Board and its ability to oversee the Company’s business.

Director information

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the Annual Meeting and ending at the 2025 Annual Meeting of Stockholders. The date of commencement of service as a director refers to the Board of Directors of PharmAthene, Inc. prior to the closing of the merger with privately-held Altimmune, Inc. (“Private Altimmune”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated January 18, 2017, whereby one of our wholly owned subsidiaries merged with and into Private Altimmune, with Private Altimmune surviving as our wholly owned subsidiary (the “Merger”), and the Board of the Company from and after the closing of the Merger.

Mitchel Sayare, Ph.D. Director since April 2010

Mitchel Sayare, Ph.D. (76) has been a member of the Board of Directors since April 2010. Dr. Sayare became Chairman of the Board in January 2018 and served as Executive Chairman from June 2018 to November 2018. Until 2010, Dr. Sayare served as the Chairman of the Board of public company ImmunoGen, Inc. (Nasdaq: IMGN) (a position he had held since 1989). In addition, he served as ImmunoGen’s Chief Executive Officer from 1986 to December 31, 2009, and as its President from 1986 to 1992, and from 1994 to July 2008. Prior to joining ImmunoGen, he served as Vice President of Development of Xenogen from 1982 to 1985. Prior to that he was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut. Dr. Sayare earned a Ph.D. in biochemistry from Temple University School of Medicine. Dr. Sayare is chairman of the boards of directors of AutoIVF, Inc. and of MassPay Holdings, Inc., and is a director of Energesis, Inc. and Advanced Aesthetic Technologies, Inc., all privately-held companies. We believe that Dr. Sayare’s substantial experience as a board member and executive officer of biotechnology companies makes him well qualified to serve as a member of our Board of Directors.

Vipin K. Garg, Ph.D. Director since November 2018

Vipin K. Garg, Ph.D. (67) currently serves as our President and Chief Executive Officer and is a member of the Board of Directors. Dr. Garg joined Altimmune in November 2018 with over three decades of experience in the biotechnology and pharmaceutical industries. He has a proven track record of building and managing both private and publicly traded companies. Before joining Altimmune, from October 2013 to June 2018, he served as President and Chief Executive Officer of Neos Therapeutics, Inc. (since acquired by Aytu BioPharma, Inc. (Nasdaq: AYTU)), where he built a NASDAQ-listed commercial-stage biopharmaceutical company, launching three branded therapeutic products including Adzenys XR-ODTTM and Cotempla XR-ODTTM, the first ever XR-ODT medications for the treatment of ADHD. Prior to Neos, he served as president and Chief Executive Officer of Tranzyme Pharma where he progressed a discovery-stage, emerging biotech company to a Nasdaq-listed clinical-stage, drug development company. Prior to joining Tranzyme, Dr. Garg served as Chief Operating Officer of Apex Bioscience, Inc. (acquired by Curacyte AG of Munich, Germany), and held senior management positions at DNX Bio-Therapeutics, Inc. (until its acquisition by Baxter Healthcare Corporation), Sunovion Pharmaceuticals, Inc. (formerly known as Sepracor Inc., now a subsidiary of Sumitomo Dainippon Pharma), and Bio-Response Inc. (acquired by Baxter Healthcare Corporation). Dr. Garg received his Ph.D. in Biochemistry in 1982 from the University of Adelaide, Australia, and his M.S. from IARI Nuclear Research Laboratory, New Delhi, India in 1978. We believe that Dr. Garg’s extensive experience in the biotechnology and pharmaceutical industries makes him well qualified to serve as a member of our Board of Directors.

John M. Gill Director since August 2004

John M. Gill (72) has served as a member of our Board of Directors since August 2004. Mr. Gill served as PharmAthene’s President and Chief Executive Officer from March 2015 until the completion of the Merger in May 2017. From 2003 to 2013, Mr. Gill served as the President, Chief Executive Officer, co-founder and a Director of TetraLogic Pharmaceuticals Corporation, a public biopharmaceutical company. Mr. Gill has previously held positions at 3 Dimensional Pharmaceuticals and SmithKline Beecham. After serving in the United States Marine Corps, Mr. Gill earned a B.A. in Accounting and Economics from Rutgers University. We believe Mr. Gill’s executive and board experience in the pharmaceutical industry and his substantial financial knowledge and expertise make him well qualified to serve as a member of our Board of Directors.

Philip L. Hodges Director since May 2017

Philip L. Hodges (56) has served as a member of our Board of Directors since May 2017, when he was appointed to the Board in connection with the completion of the Merger, and was first elected to Private Altimmune’s board of directors in September 2003. Mr. Hodges is Managing Partner of Redmont Capital, a private investment bank located in Birmingham, Alabama, which he joined at its inception in 1997. Redmont Capital is a co-founder of Private Altimmune. Mr. Hodges’ investment strategy is focused on high-growth small businesses within the health care, life science and technology sectors. He currently serves as a director for several of the firm’s portfolio companies. Mr. Hodges holds a Bachelor of Science in Business Administration from the Brock School of Business at Samford University. We believe Mr. Hodges’ experience as a life science investor makes him well qualified to serve as a member of our Board of Directors.

Wayne Pisano Director since August 2018

Wayne Pisano (69) has served as a member of our Board of Directors since August 2018. Mr. Pisano also has served on the board of directors of Oncolytics Biotech Inc. (Nasdaq: ONCY), a biotechnology company, since May 2013. Mr. Pisano served on the board of directors of Provention Bio, Inc. (Nasdaq: PRVB), a biopharmaceutical company, from April 2018 until April 2023 when it was acquired by Sanofi, and IMV INC. (Nasdaq: IMV) a biopharmaceutical company from October 2011 until March 2021. Mr. Pisano served as president and Chief Executive Officer of VaxInnate Corporation, a biotechnology company, from January 2012 until November 2016. Mr. Pisano joined Sanofi Pasteur in 1997 and was promoted to President and Chief Executive Officer in 2007, the position he successfully held until his retirement in 2011. He has a Bachelor of Science in biology from St. John Fisher College, New York and an MBA from the University of Dayton, Ohio. We believe Mr. Pisano’s depth of experience across the spectrum of commercial operations, public immunization policies and pipeline development makes him well qualified to serve as a member of our Board of Directors.

Diane Jorkasky, M.D. Director since May 2020

Diane Jorkasky, M.D. (72) has served as a member of our Board of Directors since May 2020. Dr. Jorkasky currently serves as a member of the board of directors of Alzheon, Inc., a private biopharmaceutical company, since 2016. She also served on the board of directors of Q Therapeutics, Inc. from September 2013 until August 2016. From June 2014 to August 2019, she served as Executive Vice President, Chief Medical Officer and Head of Development at Complexa Inc., a clinical stage biopharmaceutical company. Dr. Jorkasky received her M.D. in 1977 from the University of Pennsylvania School of Medicine and is board certified in internal medicine, nephrology and clinical pharmacology. She is a member of the Connecticut Academy of Science and Technology. Dr. Jorkasky is on the faculties of University of California, San Francisco, and Uniformed Service of Health Sciences Medical Schools, with previous faculty appointments at Yale University and the University of Pennsylvania Schools of Medicine. We believe Dr. Jorkasky’s executive and board experience in the pharmaceutical industry and as a physician make her well qualified to serve as a member of our Board of Directors.

Klaus O. Schafer, M.D., MPH Director since July 2012

Klaus O. Schafer, M.D., MPH, (74) has served as a member of our Board of Directors since May 2017, upon completion of the Merger. Dr. Schafer was first elected to Private Altimmune’s Board of Directors in 2012. Dr. Schafer has over 35 years of healthcare leadership experience, having held senior positions in government and industry. As former, Acting Deputy Assistant to the Secretary of Defense for chemical and biological defense, he oversaw the Department’s $1.0 billion program for vaccine, therapeutics, medical device and sensor development and was instrumental in advancing research into human immune response. As former U.S. Air Force Assistant Surgeon General, he managed all aspects of large integrated health care delivery systems, from clinical care, administration of clinics and hospitals, and oversaw large S&T portfolios, including clinical trials. He served as CEO and co-founder of TessArae LLC, a biotech medical sequencing device company and Chief Medical Officer and client executive for health at CACI International. He has been an independent consultant since 2002 serving a number of biotech and health-related company advisory boards and Tadpole Ventures, a private venture capital firm. Dr. Schafer earned his M.D. degree at the University of Iowa, medical boards in family practice and aerospace medicine in the Air Force, Master of Public Health at the University of Texas, and a Master of Science at the Dwight D. Eisenhower School of National Security and Resource Strategy. Dr. Schafer is CERT certified in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute. We believe Dr. Schafer’s broad experience across multiple aspects of the healthcare, pharmaceutical development industries and government makes him well qualified to serve as a member of our Board of Directors.

Catherine Sohn, Pharm D. Director since March 2023

Catherine Sohn, Pharm D. (71) has served as a member of our Board of Directors since March 2023. Dr. Sohn currently serves on the board of directors of Maze Therapeutics, a private clinical-stage biopharmaceutical company. Dr. Sohn has also served on the board of directors of Jazz Pharmaceuticals, a public biopharma company from 2012 until July 2024, Rubius Therapeutics, a public biopharmaceutical company from 2018 until 2023 and Axcella Health, a private clinical-stage biopharmaceutical company from January 2019 until February 2023. Dr. Sohn was formerly senior vice president of worldwide business development, and a member of the global executive committee at GlaxoSmithKline’s Consumer Healthcare division, where she led U.S. and global transactions and prior to that was Vice President of Strategic Product Development at SmithKline Beecham Pharmaceuticals. Since retiring from GlaxoSmithKline, Dr. Sohn has advised CEOs and boards of private life science companies on strategy, strategic product development, partnering, mergers and acquisitions, commercialization of new medicines and vaccines and culture, in her role as President of Sohn Health Strategies. Dr. Sohn received her Doctor of Pharmacy degree from the University of California, San Francisco, a Corporate Directors Certificate from Harvard Business School, a Certificate of Professional Development from Wharton, a Certificate from UC Berkeley Law for environmental, social and corporate governance, has attended Stanford Directors College and is a Certified Licensing Professional Emeritus. Dr. Sohn is also an Adjunct Professor at the University of California, San Francisco. We believe that Dr. Sohn’s extensive experience in the biopharmaceutical industry and as a pharmacist make her well qualified to serve as a member of our Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director independence

The Board of Directors has determined that each of our current directors, other than Dr. Garg, currently meets the independence requirements contained in the Nasdaq listing standards and applicable tax and securities rules and regulations. None of our director nominees has a relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In compliance with the Nasdaq listing standards, we have a Board of Directors comprised of a majority of independent directors. The Nasdaq listing standards have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he is an employee of the Company or is a partner in or controlling stockholder or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of the non-employee directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors with regard to each director’s business and personal activities as they may relate to Altimmune’s management. Based on all of the foregoing, as required by the Nasdaq listing standards, the Board made a substantive determination as to each of the non-employee directors that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to Board-level standards for director independence, the directors who serve on the Audit Committee and the Compensation Committee each satisfy standards established by the SEC and the Nasdaq Listing Rules providing that to qualify as “independent” for purposes of membership on the Audit Committee or the Compensation Committee, members of such committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Also, each of the directors who serve on the Compensation Committee has been determined to be a “non-employee director” for purposes of the applicable SEC rules and regulations and an “outside director” for purposes of the applicable tax rules.

In making its independence determinations, the Board considered transactions occurring since the beginning of 2021 between the Company and entities associated with the independent directors or members of their immediate family. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence.

We do not have a director tenure requirement, as we believe our efforts to regularly refresh the Board with new directors, as well as natural turnover, has achieved the appropriate balance between maintaining longer-term directors with deep institutional knowledge and new directors who bring new perspectives and diversity to our Board. Notwithstanding this belief and the fact that our corporate governance guidelines and Nasdaq Global Market rules do not deem long-tenured directors to be non-independent, our Board reviews director tenure in connection with its director independence determinations.

How nominees to our Board are selected

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for nomination to the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at www.altimmune.com.

The Nominating and Corporate Governance Committee will give due consideration to candidates recommended by stockholders. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee as described below under Communicating with our Board members. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above under Qualifications for director nominees. However, just because a recommended individual meets the minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person so recommended by a stockholder. The Nominating and Corporate Governance Committee may also engage outside search firms to assist in identifying or evaluating potential nominees.

Board leadership structure

Currently, Dr. Sayare serves as the Chairman of the Board and Dr. Garg is the Company’s President and Chief Executive Officer. The Board believes that having different individuals serving in the separate roles of Chairman of the Board and Chief Executive Officer is in the best interest of stockholders in the Company’s current circumstances because it reflects the Chief Executive Officer’s responsibility over management of the Company’s operations and the Chairman’s oversight of board functions, strategic development and financial stability.

Board committees

The Audit Committee of our Board reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Messrs. Hodges (Chair), Gill and Pisano and Dr. Schafer. The Board has determined that each member of the Audit Committee is an independent director in accordance with Nasdaq listing standards and that each of Messrs. Hodges and Gill is an Audit Committee financial expert, as defined by SEC guidelines and as required by the applicable Nasdaq listing standards. For information regarding the experience and qualifications of our Audit Committee financial experts, see the information in this Proxy Statement under the section heading Proposal 1 — Election of Directors — Director information.

The Compensation Committee of the Board recommends, reviews and oversees the salaries, benefits and equity incentive plans for our employees, consultants, directors (other than non-employee directors) and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee currently consists of Drs. Drutz (Chair), Jorkasky and Schafer and Mr. Hodges. The Board has determined that each member of the Compensation Committee is an “independent director” in accordance with Nasdaq listing standards, a “non-employee director” under the applicable SEC rules and regulations and an “outside director” under the applicable tax rules. Upon the expiration of Dr. Drutz’s term as a director at the Annual Meeting, Dr. Sohn will be appointed to the Compensation Committee and will be appointed as Chair of the Compensation Committee to replace Dr. Drutz. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or individuals as it deems appropriate.

The Nominating and Corporate Governance Committee of the Board selects nominees for director positions to be recommended by our Board for election as directors and for any vacancies in such positions, develops and recommends for our Board the Corporate Governance Guidelines of the Company and oversees the annual review of the performance of the Board, each director and each committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Pisano (Chair) and Gill and Drs. Drutz and Sohn. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with Nasdaq listing standards. Upon the expiration of Dr. Drutz’s term as a director at the Annual Meeting, the Nominating and Corporate Governance Committee will consists of the remaining three members.

Meetings and attendance

During the fiscal year ended December 31, 2023, the Board held 10 meetings and the Board Committees held a total of 8 meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Board Committees of which he or she was a member during the period served as a director in fiscal year 2023. The Company has no specific policy regarding director attendance at its Annual Meeting. Generally, however, Board meetings are held immediately preceding and following the Annual Meeting, with directors attending the Annual Meeting. Our 2023 Annual Meeting of Stockholders was attended by all of our directors recommended for election.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings, the non-management directors met 5 times in executive session during the fiscal year ended December 31, 2023. The Chairman of the Board of Directors presides at these executive sessions.

Board involvement in risk oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes by informing itself of the Company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible, however, for defining or managing the Company’s various risks.

The Board of Directors monitors management’s responsibility for risk oversight through regular reports from management to the Audit Committee and the full Board. Furthermore, the Audit Committee reports on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing the Company, including strategic, operational (including cybersecurity), legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the Company’s compensation arrangements are consistent with effective controls and sound risk management. Finally, risk management is a factor that the Board and the Nominating and Corporate Governance Committee consider when determining who to nominate for election as a director of the Company and which directors serve on the Audit Committee. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Code of Business Conduct and Ethics and other governance documents

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all officers, directors and employees and consultants. The Code of Ethics, as well as any amendments to, or waivers under, the Code of Ethics as it applies to the Company’s officers, can be accessed in the Investor Relations — Corporate Governance section of our website at www.altimmune.com.

You may also obtain a copy of these documents by writing to Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, Attention: Investor Relations.

Copies of the charters of our Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a copy of the Company’s Corporate Governance Guidelines, can be accessed in the Investor Relations — Corporate Governance section of our website.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as prepaid variable forwards, equity swaps, collars and exchange funds, forward sales contracts and the purchase or sale of puts, calls, options or other derivative securities) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our amended and restated insider trading policy expressly prohibits short sales and derivative transactions of our stock and purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time, by our executive officers, directors and employees.

Compensation Recovery Policy

We have adopted a Compensation Recovery Policy (the “Clawback Policy”) that complies with Nasdaq listing rules. The Clawback Policy provides that if we are required to prepare a restatement of our previously-issued financial statements due to our material non-compliance with any financial reporting requirement under the securities laws, including any required restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then we will, subject to certain limited exceptions described in the Clawback Policy and permitted under final Nasdaq listing rules, recover from any current or former executive officer any Erroneously Awarded Compensation. For purposes of the Clawback Policy, Erroneously Awarded Compensation is any compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure and that was received by the officer after the effective date of the Clawback Policy and during the three fiscal years immediately preceding the date that we are required to restate our financial restatements that was in excess of the amount the executive officer would have received if the compensation had been calculated based on the financial results reported in the restated financial statements

Communicating with our Board members

Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the Altimmune, Inc. Board of Directors, c/o Corporate Secretary, 901 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at the address of our corporate headquarters, which is 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.

Board Diversity

The following Board Diversity Matrix presents our Board of Directors diversity statistics for our eight directors who are nominees or otherwise continuing in office as of the Annual Meeting in accordance with Nasdaq Rule 5606, as self-disclosed by such directors. The Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules). As we pursue future Board of Directors recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board of Directors in accordance with the Company’s Corporate Governance Guidelines. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences. We have received input from stockholders concerning the diversity of our Board of Directors and will continue to consider any such feedback when seeking director candidates.

Board Diversity Matrix as of August 15, 2024

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender Identity
Directors (8 total)	2	5	—	1

Part II: Demographic Background	Female	Male	Non-Binary	Did Not Disclose Gender Identity
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	1	—	—	1

Director Compensation for Fiscal Year 2023

In September 2022, the Company’s Board approved an update to the then-existing non-employee director compensation policy effective as of January 1, 2023. Accordingly, the Board increased the cash compensation for Audit Committee Members from $7,500 in 2022 to $9,000 in 2023 and for the Compensation Committee Chairperson from $12,000 in 2022 to $15,000 in 2023. Under the program, non-employee directors that qualify under the program receive the cash compensation set forth below, and an additional annual payment of an option to purchase a number of shares of the Company’s Common Stock equal to 62 ½ percentile of the Company’s peer group based on percentage ownership (the “Annual Director Option Grant Amount”), which will be granted immediately following the date of each annual meeting of stockholders. Any such option will vest in substantially equal monthly installments for 11 months after the date of grant, with the remaining one-twelfth vesting on the earlier of the one-year anniversary of the date of the grant or the date of the next annual meeting of the Company’s stockholders. In addition, new non-employee directors that qualify under the program receive an initial award in the form of an option to purchase shares of the Company’s Common Stock equal to two times the Annual Director Option Grant Amount upon their election to the board. Any such option shall vest in equal monthly installments during the 36 months following the date upon which the director is first elected to the Board. The vesting of any option grants to our non-employee directors under our non-employee director compensation policy is subject to such non-employee director’s continued service as a director and will accelerate in full upon a change in control of our company.

We also have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Under our non-employee director compensation program, each non-employee director that qualifies under the program is eligible to receive compensation for his or her service on our board of directors or committees thereof consisting of annual cash retainers paid quarterly in arrears, as follows:

Position	Retainer
Board Member	$40,000
Chairperson of the Board	$30,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$9,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$6,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Member	$5,000

The table below sets forth the compensation received by each of our non-employee directors for the fiscal year ended December 31, 2023.

	Fees earned	Option
	or paid in	Awards	Total
Name	cash ($)	($)(1)	($)
Mitchel Sayare, Ph.D.(2)	70,000	49,680	119,680
David J. Drutz, M.D.(3)	60,000	49,680	109,680
John M. Gill(4)	54,000	49,680	103,680
Philip L. Hodges(5)	66,000	49,680	115,680
Wayne Pisano(6)	59,000	49,680	108,680
Diane K. Jorkasky, M.D.(7)	46,000	49,680	95,680
Klaus O. Schafer, M.D., MPH(8)	55,000	49,680	104,680
Catherine Sohn, Pharm D(9)	32,250	241,215	273,465

(1)	Amounts reflect the aggregate grant date fair value of stock options granted during the covered year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions used to calculate the amounts for fiscal years 2023 are discussed in Item 8, Financial Statements and Supplementary Data, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	As of December 31, 2023, Dr. Sayare held unexercised options to purchase an aggregate of 131,034 shares of the Common Stock of the Company.

(3)	As of December 31, 2023, Dr. Drutz held unexercised options to purchase an aggregate of 119,867 shares of the Common Stock of the Company.
(4)	As of December 31, 2023, Mr. Gill held unexercised options to purchase an aggregate of 119,867 shares of the Common Stock of the Company.
(5)	As of December 31, 2023, Mr. Hodges held unexercised options to purchase an aggregate of 119,867 shares of the Common Stock of the Company.
(6)	As of December 31, 2023, Mr. Pisano held unexercised options to purchase an aggregate of 99,200 shares of the Common Stock of the Company.
(7)	As of December 31, 2023, Dr. Jorkasky held unexercised options to purchase an aggregate of 105,590 shares of the Common Stock of the Company.
(8)	As of December 31, 2023, Dr. Schafer held unexercised options to purchase an aggregate of 119,867 shares of the Common Stock of the Company.
(9)	For fiscal 2023, cash retainers earned by Dr. Sohn were pro rated based on the date that Dr. Sohn was appointed to our Board of Directors. As of December 31, 2023, Dr. Sohn held unexercised options to purchase an aggregate of 73,100 shares of the Common Stock of the Company.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain E&Y, but may ultimately determine to retain E&Y as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes, if any, will have no effect on Proposal 2.

Board recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Information about our independent registered public accounting firm

E&Y served as the principal accountant for the audit of Altimmune’s consolidated financial statements for the fiscal year ended December 31, 2023 and 2022. Representatives of E&Y will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

During the fiscal years ended December 31, 2023 and 2022, E&Y’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2022 (i) there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountants’ Fees and Services

The following table sets forth the aggregate fees billed to the Company for services during the fiscal years ended December 31, 2023 and 2022 by E&Y:

Fee Category	2023	2022
Audit Fees(1)	$870,936	$857,960
Tax Fees(2)	46,278	54,570
Total	$917,214	$912,530

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report and review of the interim consolidated financial statements included in the

Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice.

Pre-Approval Policies

The Audit Committee, or a designated member thereof, pre-approves all audit, audit-related, tax and other services rendered by the independent registered public accounting firm to the Company or its subsidiaries.

Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), as soon as possible, a formal written statement describing: (i) the independent registered public accounting firm’s internal quality-control procedures; and (ii) all relationships between the independent registered public accounting firm and the Company, including at least the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), in order to assess the independent registered public accounting firm’s independence.

Immediately following the completion of each fiscal year, the independent registered public accounting firm also shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board during 2023 was composed of Messrs. Hodges (Chair), Gill and Pisano and Dr. Schafer, each of whom was “independent” as defined by the rules of the Nasdaq Stock Market.

The Audit Committee is currently composed of Messrs. Hodges (Chair), Gill and Pisano and Dr. Schafer. Each current member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee in 2023 was and currently is financially literate, in other words, is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that each of Messrs. Hodges and Gill satisfies the Nasdaq rule requiring that at least one member of the Company’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that each of Messrs. Hodges and Gill is a “financial expert” as defined by the SEC.

The Audit Committee appoints the Company’s independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of the Company’s independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company’s quarterly and annual financial statements and the Company’s internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates, and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. A copy of the Audit Committee charter is available in the Investors — Corporate Governance section of the Company’s website.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 with our management. Our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee recommended to our Board that our audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission on March 27, 2024.

The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Submitted by the Audit Committee of the Board: Philip L. Hodges (Chair) John M. Gill Wayne Pisano Klaus O. Schafer, M.D., MPH

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (the “Dodd-Frank Act”)), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. At our annual meeting of stockholders in 2023, our stockholders voted in favor of an annual vote on this proposal. Accordingly, we will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.

The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. The primary objectives of the program are to:

●	align and reward Company and individual performance and decision-making with stockholder value creation and prudent risk management;
●	drive long-term growth objectives, thereby creating long-term value for our stockholders; and
●	provide rewards that are cost-efficient, equitable to our named executive officers and stockholders, and competitive with organizations that compete for executives with similar skill sets, thereby encouraging high-potential individuals with significant and unique market experience to build a career at the Company.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its named executive officer compensation program is designed to achieve this goal with its emphasis on long-term equity awards and performance-based compensation, in addition to short-term (annual) incentive awards, specifically cash incentives, which are intended to enable the Company to successfully motivate and reward its named executive officers. The Company believes that its ability to retain its named executive officers is critical to its continuing financial success and that its focus on the long-term interests of its named executive officers aligns with the interests of its stockholders. For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s annual report on Form 10-K for the year ending December 31, 2023 and its proxy statement for the 2024 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion thereto, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this Proposal 3. Abstentions and broker non-votes will have no effect on Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

General

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the forgoing proposals described in this Proxy Statement, the Company may move to adjourn the Annual Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this Proposal 4, we are asking our stockholders to authorize the Company to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in this Proxy Statement. If our stockholders approve this Proposal 4, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal 4 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this Proposal 4. Abstentions and broker non-votes, if any, will have no effect on Proposal 4.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 1, 2024 by (i) each person or group of persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers, (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of August 1, 2024 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 71,070,951 shares of Common Stock outstanding at the close of business on August 1, 2024. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.

		Percentage of
	Number of Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
5% or Greater Stockholders:
Ameriprise Financial, Inc.(1)	4,183,682	5.9%
BlackRock, Inc.(2)	4,044,707	5.7
State Street Corporation(3)	3,909,286	5.5
The Vanguard Group(4)	3,571,972	5.0
Directors and Named Executive Officers:
Vipin K. Garg, Ph.D.(5)	1,251,009	1.7
M. Scott Harris, M.D.(6)	377,053	*
Raymond M. Jordt, M.B.A.(7)	66,744	*
Mitchel Sayare, Ph.D.(8)	157,397	*
David J. Drutz, M.D.(9)	149,652	*
John M. Gill(10)	122,638	*
Philip L. Hodges(11)	146,446	*
Klaus O. Schafer, M.D., MPH(12)	129,046	*
Wayne Pisano(13)	107,698	*
Diane K. Jorkasky, M.D.(14)	105,590	*
Catherine Sohn, Pharm.D.(15)	49,600	*
All Executive Officers and Directors as a Group (13 persons)(16)	2,991,846	4.1%

*	Represents beneficial ownership of less than one percent of Altimmune’s outstanding Common Stock.
(1)	This information is based solely on information reported on a Schedule 13G filed with the SEC on February 14, 2024 on behalf of Ameriprise Financial, Inc., TAM UK International Holdings Limited, Threadneedle Holdings Limited, TAM UK Holdings Limited, Threadneedle Asset Management Holdings Limited, TC Financing Ltd, Threadneedle Asset Management Limited and Threadneedle Investment Services Limited, collectively (“Ameriprise Entities”). Ameriprise Financial, Inc., as the parent company of the other Ameriprise Entities, may be deemed to beneficially own the shares reported herein by other Ameriprise Entities. Each of the Ameriprise Entities disclaims beneficial ownership of any shares reported on this Schedule 13G filing. According to the report, Ameriprise Financial, Inc. has shared voting power with respect to 4,183,439 shares of Common Stock of the Company and shared dispositive power with respect to 4,183,682 shares of the Common Stock of the Company. The principal business address of Ameriprise Financial, Inc is 145 Ameriprise Financial Center. Minneapolis, MN 55474.
(2)	This information is based solely on information reported on a Schedule 13G filed with the SEC on January 26, 2024 on behalf of BlackRock, Inc. According to the report, BlackRock has sole voting power with respect to 3,976,066 shares of the Common Stock of the Company and sole dispositive power with respect to 4,044,707 shares of the Common Stock of the Company. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)	This information is based solely on information reported on a Schedule 13G/A filed with the SEC on July 10, 2024 on behalf of State Street Corporation. According to the report, State Street Corporation has shared voting power with respect to 3,667,576 shares of Common Stock of the Company and shared dispositive power with respect to 3,909,286 shares of the Common Stock of the Company. The principal business address of State Street Corporation is 1 Congress Street, Boston, MA 02114.
(4)	This information is based solely on information reported on a Schedule 13G/A filed with the SEC on February 13, 2024 on behalf of The Vanguard Group - 23-1945930. According to the report, The Vanguard Group - 23-1945930 has shared voting power with respect to 24,114 shares of Common Stock of the Company, sole dispositive power with respect to 3,529,736 shares of Common Stock of the Company, and shared dispositive power with respect to 42,236 shares of Common Stock of the Company. The principal business address of The Vanguard Group - 23-1945930 is 100 Vanguard Blvd. Malvern, PA 19355.
(5)	Consists of 292,028 shares of Common Stock, and 958,981 shares of Common Stock which can be acquired upon exercise of outstanding options or vesting of restricted stock within 60 days of August 1, 2024.
(6)	Consists of 55,119 shares of Common Stock and 321,934 shares of Common Stock which can be acquired upon exercise of outstanding options or vesting of restricted stock within 60 days of August 1, 2024.
(7)	Consists of 14,660 shares of Common Stock and 52,084 shares of Common Stock that can be acquired upon the exercise of outstanding options or vesting of restricted stock within 60 days of August 1, 2024.
(8)	Consists of 26,363 shares of Common Stock and 131,034 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(9)	Consists of 29,785 shares of Common Stock held by Pacific Biopharma Associates, LLC, of which Mr. Drutz is the President and 119,867 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(10)	Consists of 2,771 shares of Common Stock and 119,867 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(11)	Consists of 8,731 shares of Common Stock, 17,848 shares of Common Stock held by Paradigm Venture Partners, L.P., of which Mr. Hodges is deemed to be the beneficial owner of these securities and 119,867 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(12)	Consists of 9,179 shares of Common Stock and 119,867 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(13)	Consists of 8,498 shares of Common Stock and 99,200 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(14)	Consists of 105,590 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(15)	Consists of 49,600 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2024.
(16)	Includes 519,679 shares of Common Stock held by the Company’s current directors and executive officers and 2,472,167 shares of Common Stock that can be acquired by the Company’s current directors and executive officers upon the exercise of outstanding options or vesting of restricted stock within 60 days of August 1, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2023, all required reports were filed on a timely basis under Section 16(a), except that Mr. Gill was not timely in filing one Form 4 during the fiscal year ended December 31, 2023.

EXECUTIVE OFFICERS

Executive Officers

The names and ages of our executive officers as of August 15, 2024 are set forth below:

Name	Age	Office
Vipin K. Garg, Ph.D.	67	President, Chief Executive Officer, and Director
Andrew Shutterly, M.S.	36	Acting Chief Financial Officer
M. Scot Roberts, Ph.D.	65	Chief Scientific Officer
M. Scott Harris, M.D.	70	Chief Medical Officer
Raymond M. Jordt, M.B.A.	52	Chief Business Officer

Vipin K. Garg, Ph.D. currently serves as our President, Chief Executive Officer and a Director. See Proposal 1 — Election of Directors — Director information for a discussion of Dr. Garg’s business experience.

Andrew Shutterly, M.S. currently serves as our acting Chief Financial Officer. Mr. Shutterly has served as acting Chief Financial Officer of Altimmune since June 2024. He has served as the Corporate Controller of the Company since February 2023. Mr. Shutterly joined the Company in October 2020 as Assistant Controller. Prior to joining the Company, Mr. Shutterly served as Accounting Supervisor at Meso Scale Diagnostics LLC, a biotechnology company, from September 2017 to October 2020 and as an Audit Manager at Deloitte from October 2014 to September 2017. Mr. Shutterly received both a B.S. and M.S. in Accounting from Virginia Tech.

M. Scot Roberts, Ph.D. currently serves as Chief Scientific Officer of the Company. Dr. Roberts joined Altimmune in December 2012 and has over 20 years of biologics development experience, most recently at ImQuest BioSciences, Inc., where as Chief Scientific Officer from November 2010 until November 2012, he was responsible for managing scientific operations. Dr. Roberts held key positions at Wellstat Biologics Corporation from August 1996 until October 2010, including Director of Research and Development where he was responsible for development of a portfolio of biologic candidates in oncology including a clinical stage oncolytic virus asset. He is an inventor on twelve patent and patent application families, and author of numerous publications in peer-reviewed journals. Dr. Roberts has been an invited speaker at international conferences where he chaired a variety of scientific sessions. Dr. Roberts received an M.S.in Chemistry from Illinois State University and a Ph.D. from the Johns Hopkins School of Medicine, Department of Pharmacology and Molecular Sciences.

M. Scott Harris, M.D. currently serves as Chief Medical Officer of the Company. Dr. Harris joined Altimmune in July 2019, a seasoned medical professional with extensive experience in hepatology and gastroenterology and broad expertise in managing clinical trials from early-stage development through successful Phase 3 trials. He has led multidisciplinary forums on drug development and clinical trial design at national and international scientific meetings, and fostered collaborations between professional medical societies and the FDA. Previously, he was co-founder and chief medical officer of Lyric Pharmaceuticals, helping raise a $21 million Series A round in 2014. He has also served as chief medical officer of Avaxia Biologics, interim chief medical officer of Tranzyme Pharma, and chief medical officer of Ocera Therapeutics. Dr. Harris was also chief medical officer and vice president of Clinical Affairs at Napo Pharmaceuticals where he authored the pivotal clinical study that led to the approval of crofelemer (Mytesi®), the first Phase 2/3 adaptive trial design resulting in a drug approval. Earlier in his career he held senior roles in global clinical development and medical affairs at Otsuka Pharmaceuticals and Abbott. He sits on the faculty of Georgetown University School of Medicine as an Adjunct Professor, where he directs a course on drug development under a grant from the NIH. Dr. Harris has been a consultant on third-world drug development for the Bill and Melinda Gates Foundation and a speaker at national and international forums on drug development. Dr. Harris has an M.D. from Harvard Medical School and an MS in Administrative Medicine and Population Health from the University of Wisconsin Medical School. His post-graduate training includes residencies at John Hopkins Hospital and the University of Pennsylvania, and a Gastroenterology and Hepatology Fellowship at the Yale University School of Medicine.

Raymond M. Jordt, M.B.A. currently serves as Chief Business Officer of the Company, which he joined in January 2023. Mr. Jordt is an accomplished executive with over twenty-five years of experience in the pharmaceutical industry. Prior to joining Altimmune, he spent nearly two decades in various corporate and business development roles, including most recently as Head of Transactions at Eli Lilly and Company from August 2020 through December 2022, and prior to that as Senior Director, Corporate and Business Development from 2016 through July 2020. During his tenure at Lilly, he led acquisitions, in/out-licensing, divestitures, collaborations, options and equity investments with biotech and pharmaceutical companies at all stages of development. He has worked across multiple therapeutic areas, including obesity, diabetes, CNS, immunology, dermatology and pain. His efforts led to four approved products and reshaped the portfolios of key business units. Mr. Jordt received an M.B.A. from Indiana University, an M.S. in Biomedical Engineering at the University of Memphis and a B.S. in Biomedical Engineering from Arizona State University.

EXECUTIVE COMPENSATION

Our named executive officers (“Named Executive Officers”) for the year ended December 31, 2023 are:

●	Vipin K. Garg, Ph.D., our Chief Executive Officer;
●	M. Scott Harris, M.D., our Chief Medical Officer; and
●	Raymond M. Jordt, M.B.A., our Chief Business Officer.

Elements of Compensation

The compensation arrangement for each Named Executive Officer is intended to encourage performance and to align the Named Executive Officers’ interests with those of our stockholders. In setting compensation for our Named Executive Officers, the Compensation Committee and the Board take into account the relative amount of compensation that is delivered on a current and long-term basis and in the form of cash and equity. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short-term and a long-term view with respect to Company performance.

The Company’s executive compensation program consists of the following elements:

●	base salary;
●	annual cash bonuses;
●	equity awards;
●	health and HSA match; and
●	401(k) plan

Base Salary

The Named Executive Officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, roles and responsibilities.

Annual Performance-Based Bonus

The Named Executive Officers are entitled to receive annual performance-based cash bonuses, the amount of which is based on satisfaction of corporate objectives that are established by the Board of Directors and/or the Compensation Committee. The annual bonuses are intended to encourage the Named Executive Officers to promote the growth of the Company’s business.

At the beginning of the year, the Compensation Committee, after reviewing management’s self-assessment, evaluates specific achievements and our overall success in the prior year. The Compensation Committee considers our CEO’s recommendations, and independently reviews and recommends the total percentage achievement level for each of the executive officers to the Board of Directors for approval.

For the year ended December 31, 2023, upon recommendation of Compensation Committee, our Board of Directors set broad based corporate objectives that established the criteria for the funding of our annual bonus plan and focused on the following key objectives:

●	Advance candidate pipeline through generation of human clinical data and CMC development (60% weighting);

●	Complete strategic assessment of Company assets and define strategic goals (15% weighting);
●	Strategic partnerships to maximize program value and further advance pipeline (15% weighting); and
●	Manage operations to maximize resources and minimize risk (10% weighting).

For each of these corporate objectives, the Compensation Committee also established criteria for assessing performance in terms of what achievements would be below expectations, meet expectations or exceed expectations, with weighting assigned to each of these objectives as described above. Below expectations achievement of an objective results in payment between 0-80% of the weighting, meets expectations achievement of an objective results in payment between 80-120% of the weighting and exceeds expectations results in payment between 120-150% of the weighting. In January 2024, our Board of Directors, upon the recommendation of the Compensation Committee, completed its assessment of management’s achievement of these corporate objectives for 2023, and concluded that these core corporate objectives were achieved by the management team and determined achievement at approximately 100% of the target annual performance-based cash bonuses for our Named Executive Officers. This level was determined based upon, among other things, successful financing of our clinical programs, positive 48-week weight loss data from the obesity trial and initiating a second Phase 2 metabolic development program for metabolic dysfunction-associated steatohepatitis (“MASH”).

Equity Awards

The Named Executive Officers are eligible to receive equity awards under the Altimmune, Inc. 2017 Omnibus Incentive Plan (as amended, the “2017 Plan”). Awards under the 2017 Plan are intended to align the interests of the Named Executive Officers with those of our stockholders and to create a link between executive pay and the long-term performance of our Common Stock. During the year ended December 31, 2023, we granted our Named Executive Officers stock options and restricted stock units (“RSUs”), as described in more detail in the Outstanding Equity Awards at Fiscal Year-End table below.

Employee Benefits

The Named Executive Officers, like our other employees, participate in health and welfare benefit plans, subject to satisfying eligibility requirements.

401(k) Plan

The Company maintains a tax-qualified retirement plan (the “401(k) Plan”) that provides eligible employees (including the Named Executive Officers) with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits Altimmune to make matching contributions and profit-sharing contributions to eligible participants. Altimmune matches contributions 100% on the first 4% of contributions made by participants.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our Named Executive Officers.

Executive Compensation Updates and Stockholder Engagement

We pay careful attention to any feedback we receive from our stockholders about our executive compensation program and, in setting 2020, 2021, 2022 and 2023 compensation for our Named Executive Officers, the Compensation Committee considered the results of the stockholder advisory vote on the “say on pay” proposals presented at our 2019, 2020, 2021 and 2022 annual meetings of stockholders. Although the results of the say on pay vote are advisory and not binding on the company, the Board of Directors or the Compensation Committee, the Board and the Compensation Committee value the opinions of our stockholders. At our 2019 annual meeting of stockholders, 81.6% of the votes cast on our say-on-pay vote were cast in favor of the compensation paid to our Named Executive Officers. At the 2020 annual meeting of stockholders 91.8% of votes cast were cast in favor of the compensation of our Named Executive Officers. In light of the strong support reflected by the results of the 2019 and 2020 “say on pay” proposals, the Compensation Committee maintained our general approach to executive compensation.

At the 2021 annual meeting of stockholders 44.2% of votes cast were cast in favor of the compensation of our Named Executive Officers. This result represented a significantly lower level of support than we had historically seen. In 2021, we contacted 5 of our largest stockholders representing what we believe to be approximately 12% of our outstanding common stock at such time, to discuss and solicit feedback regarding our executive compensation program. Discussions with these stockholders were generally led by our Chief Executive Officer and Chief Financial Officer and sometimes included the Chair of the Board of Directors. Ongoing discussions with stockholders provide an opportunity for us to receive input from our stockholders regarding program design and details and to discuss the philosophy and structure of our executive compensation program, all of which help to guide us in refining the design of our compensation program and in the preparation of our executive compensation disclosure in our annual report and proxy statement. Following these discussions, we confirmed that our stockholders believe our compensation program is in alignment with customary peer group practice. We also received feedback encouraging us to provide more disclosure if we pay annual performance-based cash bonuses in excess of 100% achievement of the performance objectives. As described in more detail above, we paid annual performance-based cash bonuses for 2023 based upon approximately 100% achievement of the performance objectives.

At the 2022 annual meeting of stockholders 73.0% of votes cast were cast in favor of the compensation of our Named Executive Officers. At our 2023 annual meeting of stockholders, 76.3% of votes cast were cast in favor of the compensation of our Named Executive Officers.

We continue to be receptive to input from stockholders concerning our executive compensation program and will continue to consider any such feedback when making design adjustments. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future say-on-pay votes conducted at our 2023 annual meeting of stockholders, we intend to hold an annual non-binding, advisory vote on the compensation of our Named Executive Officers until at least the next non-binding, advisory vote regarding the frequency of future say-on-pay votes, which will occur in connection with our 2029 annual meeting of stockholders.

Summary Compensation Table

The following table sets forth the total compensation that was paid to or earned by the Named Executive Officers for the 2023 and 2022 fiscal years.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)
Vipin K. Garg, Ph.D.	2023	620,154	—	1,379,448	3,116,499	334,950	31,038	5,482,089
Chief Executive Officer	2022	580,000	—	570,774	1,393,493	319,000	17,157	2,880,424
M. Scott Harris, M.D	2023	487,569	—	477,848	1,080,331	191,520	2,720	2,239,988
Chief Medical Officer	2022	456,000	—	234,183	572,395	182,400	4,640	1,449,618
Raymond M. Jordt, M.B.A.	2023	405,000	—	586,125	1,776,009	162,000	11,850	2,940,984
Chief Business Officer	2022	—	—	—	—	—	—	—

(1)	Amounts in this column reflect the aggregate grant date fair value of stock awards and/or stock options granted during the covered year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the amounts for fiscal years 2023 and 2022 are discussed in Item 8, Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	All other compensation consisted of the following:

		401(k)		HSA	Commuting	Total Other
		Match	Benefits	Match	Expense	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)
Vipin K. Garg, Ph.D.	2023	1,934	8,967	2,400	17,737	31,038
Chief Executive Officer
M. Scott Harris, M.D	2023	1,520	—	1,200	—	2,720
Chief Medical Officer
Raymond M. Jordt, M.B.A.	2023	9,450	—	2,400	—	11,850
Chief Business Officer

Narrative to Summary Compensation Table

Agreements with Named Executive Officers

We have entered into employment agreements with each of Dr. Garg, Dr. Harris and Mr. Jordt. The material terms of such agreements are summarized below.

Employment Agreement with Vipin K. Garg, Ph.D.

On November 16, 2018, the Company entered into an employment agreement with Dr. Garg in connection with his employment as the President and Chief Executive Officer of the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Garg commenced employment with the Company on November 30, 2018.

Under the Employment Agreement, Dr. Garg initially received a base salary of $500,000 and is eligible to receive an annual discretionary incentive bonus of up to 55% of his base salary based on achievement of performance goals established by the Compensation Committee.

Dr. Garg is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives. In addition, the Company pays the premium costs for a term life insurance policy for Dr. Garg with a benefit equal to Dr. Garg’s base salary and for short- and long-term disability plans that provide for an annual benefit of at least 60% of Dr. Garg’s base salary for as long as the disability continues. In addition, during the term of Dr. Garg’s employment, so long as Dr. Garg’s primary residence is located within 50 miles of his current residence in North Carolina, the Company will reimburse Dr. Garg an amount not to exceed $36,000 during any 12-month period to cover Dr. Garg’s commuting expenses, which amount will be grossed up for taxes. During the term of Dr. Garg’s employment, and subject to applicable securities laws or listing standards, the Company will use its best efforts to cause Dr. Garg to be nominated for election as a member of the Company’s board of directors at each annual meeting of stockholders at which Dr. Garg is up for election.

In the event of an employment termination, the Company will pay Dr. Garg his earned but unpaid base salary through the date of termination, accrued but unused vacation pay, unreimbursed business expenses and such employee benefits as may be due to Dr. Garg under the terms of the applicable benefit plans (the “Accrued Benefits”). In addition, if the Company terminates Dr. Garg’s employment for “cause” (as defined below), Dr. Garg will be entitled to payment of any unpaid prior year’s annual bonus.

If the Company terminates Dr. Garg’s employment without cause or Dr. Garg resigns his employment for “good reason” (as defined below), in addition to the Accrued Benefits, Dr. Garg will be entitled to receive 12 months of base salary continuation payments, 12 months of continued coverage under the health insurance plans in which Dr. Garg participates at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within one year following a “change in control” (as defined in the Employment Agreement), Dr. Garg is entitled to receive an amount equal to the sum of 18 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, 18 months of continued coverage under the health insurance plans in which Dr. Garg participates at the time of the termination, payment of any unpaid prior year’s annual bonus and, if such termination occurs within the one-year period following a change in control, all of Dr. Garg’s outstanding unvested equity awards will become vested. If any payments, whether under Dr. Garg’s employment agreement or otherwise, would be subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code (the “Code”), such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to Dr. Garg. Dr. Garg is required to execute and not revoke a release of claims in order to be eligible to receive severance payments or benefits, other than the Accrued Benefits.

Under the Employment Agreement, “cause” generally means Dr. Garg’s (i) material breach of his fiduciary duties, (ii) material breach of his Employment Agreement, (iii) willful failure or refusal to follow written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) continuing and willful refusal to act as directed by the Board. Under the Employment Agreement, “good reason” generally means (i) a reduction in Dr. Garg’s base salary or target annual bonus opportunity, (ii) a material diminution in Dr. Garg’s authorities, duties or responsibilities, or (iii) a relocation of Dr. Garg’s principal place of employment more than 50 miles from Gaithersburg, Maryland.

Dr. Garg is subject to restrictive covenants during the term of his employment and for a period of one year following the termination of his employment. In particular, Dr. Garg will be prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on behalf of himself or another entity that directly competes with the Company and does business in the same geographical areas in which the Company does business.

Employment Agreement with M. Scott Harris, M.D.

On September 9, 2019, the Company entered into an employment agreement with M. Scott Harris, M.D., the Chief Medical Officer. The agreement provided that Dr. Harris would be employed so long as mutually agreeable to Dr. Harris and the Company.

The agreement provided Dr. Harris with an initial base salary of $370,000. In addition, Dr. Harris is eligible to receive an annual discretionary incentive bonus of up to 40% of base salary as determined by the Compensation Committee. In addition, Dr. Harris would be granted incentive stock options to purchase 107,000 shares of the Company’s common stock, Dr. Harris is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives.

If, prior to a “change in control” (as defined in the employment agreement), the Company terminates the employment of Dr. Harris without “cause” or if he resigns for “good reason” (as defined below), in addition to accrued benefits (to which he is entitled on any termination of employment), Dr. Harris will be entitled to receive severance equal to six months of base salary continuation payments, six months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, he would be entitled to receive a severance amount equal to the sum of 12 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, six months of continued coverage under the health insurance plans in which he participates at the time of termination, payment of any unpaid prior year’s annual bonus and, all of his outstanding unvested equity awards will become vested. The agreement also provides that if any payments, whether under the agreement or otherwise, payable to him would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to him. Dr. Harris is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.

Under the agreement with Dr. Harris, “cause” generally means his (i) material breach of his fiduciary duties, (ii) material breach of the agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreement, “good reason” generally means (i) a reduction in the Dr. Harris’ base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of his principal place of employment more than 50 miles from Gaithersburg, Maryland.

Under the agreement, Dr. Harris is subject to restrictive covenants during the term of his employment and for a period of six months following termination of employment. In particular, he is prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.

Employment Agreement with Raymond M. Jordt

On January 1, 2023, the Company entered into an employment agreement with Raymond M. Jordt, the Chief Business Officer. The agreement provided that Mr. Jordt would be employed so long as mutually agreeable to Mr. Jordt and the Company.

The agreement provided Mr. Jordt with an initial base salary of $405,000. In addition, Mr. Jordt was paid a signing bonus of $85,000, and is eligible to receive an annual discretionary incentive bonus of up to 40% of base salary as determined by the Compensation Committee. In addition, Mr. Jordt would be granted incentive stock options to purchase 125,000 shares of the Company’s common stock and 37,500 RSUs. Mr. Jordt is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives.

If, prior to a “change in control” (as defined in the employment agreement), the Company terminates the employment of Mr. Jordt without “cause” or if he resigns for “good reason” (as defined below), in addition to accrued benefits (to which he is entitled on any termination of employment), Mr. Jordt will be entitled to receive severance equal to 12 months of base salary continuation payments, 12 months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, he would be entitled to receive a severance amount equal to the sum of 12 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, 12 months of continued coverage under the health insurance plans in which he participates at the time of termination, payment of any unpaid prior year’s annual bonus, and all of his outstanding unvested equity awards will become vested. The agreement also provides that if any payments, whether under the agreement or otherwise, payable to him would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to him. Mr. Jordt is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.

Under the agreement with Mr. Jordt, “cause” generally means his (i) material breach of his fiduciary duties, (ii) material breach of the agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreement, “good reason” generally means (i) a reduction in Mr. Jordt’s base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of his principal place of employment more than 50 miles from Fishers, Indiana.

Under the agreement, Mr. Jordt is subject to restrictive covenants during the term of his employment and for a period of six months following termination of employment. In particular, he is prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2023.

		Option Awards						Stock Awards
		Number of	Number of		Number of
		Securities	Securities		Securities			Number of		Market Value
		Underlying	Underlying		Underlying			Shares or		of Shares or
		Unexercised	Unexercised		Unexercised	Option	Option	Units of Stock		Units of Stock
		Options (#)	Options (#)		Unearned	Exercise	Expiration	That Have Not		That Have
Name	Grant Date	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Not Vested ($)(12)
Vipin K. Garg, Ph.D.	11/30/2018	322,907	—	(1)	—	3.59	11/30/2028	—		—
	1/2/2020	146,385	3,115	(2)	—	1.92	1/2/2030	—		—
	2/1/2021	171,063	70,437	(3)	—	16.71	2/1/2031	—		—
	2/1/2021	—	—		—	—	—	33,090	(4)	372,263
	2/2/2022	102,209	120,791	(5)	—	7.53	2/2/2032	—		—
	2/2/2022	—	—		—	—	—	56,850	(6)	639,563
	1/30/2023	—	302,900	(7)	—	12.88	1/30/2033	—		—
	1/30/2023	—	—		—	—	—	107,100	(8)	1,204,875

M. Scott Harris, M.D.	9/9/2019	107,000	—	(9)	—	2.13	9/9/2029	—		—
	1/2/2020	30,121	1,279	(2)	—	1.92	1/2/2030	—		—
	2/1/2021	63,750	26,250	(3)	—	16.71	2/1/2031	—		—
	2/1/2021	—	—		—	—	—	12,332	(4)	138,735
	2/2/2022	41,984	49,616	(5)	—	7.53	2/2/2032	—		—
	2/2/2022	—	—		—	—	—	23,325	(6)	262,406
	1/30/2023	—	105,000	(7)	—	12.88	1/30/2033	—		—
	1/30/2023	—	—		—	—	—	37,100	(8)	417,375

Raymond M. Jordt, M.B.A.	1/3/2023	—	125,000	(10)	—	15.63	1/3/2033	—		—
	1/3/2023	—	—		—	—	—	37,500	(11)	421,875

(1)	This option was granted on November 30, 2018 and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on January 1, 2020.
(2)	On January 2, 2020, Dr. Garg and Dr. Harris were granted an option to purchase 149,500 and 61,400, respectively, shares of Common Stock of the Company at an exercise price of $1.92 per share. 25% of the option vests and becomes exercisable on the first anniversary of the grant date and the aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36 month period commencing on February 2, 2021.
(3)	On February 1, 2021, Dr. Garg and Dr. Harris were granted an option to purchase 241,500 and 90,000, respectively, shares of Common Stock of the Company at an exercise price of $16.71 per share. 25% of the option vests and becomes exercisable on the first anniversary of the grant date and the aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36 month period commencing on March 1, 2022.
(4)	On February 1, 2021, Dr. Garg and Dr. Harris were granted 66,181 and 24,664 RSUs, respectively. The RSUs vest equally over a four-year period commencing on February 1, 2022.
(5)	On February 2, 2022, Dr. Garg and Dr. Harris were granted an option to purchase 223,000 and 91,600, respectively, shares of Common Stock of the Company at an exercise price of $7.53 per share. 25% of the option vests and becomes exercisable on the first anniversary of the grant date and the aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36 month period commencing on February 2, 2023.
(6)	On February 2, 2022, Dr. Garg and Dr. Harris were granted 75,800 and 31,100 RSUs, respectively. The RSUs vest equally over a four-year period commencing on February 2, 2023.

(7)	On January 30, 2023, Dr. Garg and Dr. Harris were granted an option to purchase 302,900 and 105,000, respectively, shares of Common Stock of the Company at an exercise price of $12.88 per share. 25% of the option vests and becomes exercisable on the first anniversary of the grant date and the aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on January 30, 2024.
(8)	On January 30, 2023, Dr. Garg and Dr. Harris were granted 107,100 and 37,100 RSUs, respectively. The RSUs vest equally over a four-year period commencing on January 30, 2024.
(9)	This option was granted on September 9, 2019, and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on September 9, 2020.
(10)	On January 3, 2023, Mr. Jordt was granted an option to purchase 125,000 shares of Common Stock of the Company at an exercise price of $15.63 per share. 25% of the option vests and becomes exercisable on the first anniversary of the grant date and the aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on January 1, 2024.
(11)	On January 3, 2023, Mr. Jordt was granted 37,500 RSUs. The RSUs vest equally over a four-year period commencing on January 1, 2024.
(12)	Represents the fair market value of the shares underlying unvested RSUs as of December 31, 2023, based upon the closing price of our Common Stock on December 29, 2023 (the last trading day of fiscal year 2023) of $11.25.

Pay Versus Performance

In accordance with the rules adopted by the SEC under Item 402(v) of Regulation S-K, the following provides information about the relationship between Compensation Actually Paid (“CAP”) and certain financial performance of the Company. CAP is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year.

The following table sets forth the compensation of our Principal Executive Officer (“PEO”) and the average compensation of the non-PEO Named Executive Officers (“Non-PEO NEOs”) as reported in the Summary Compensation Table in each applicable year (“SCT”), their CAP as well as certain financial performance of the Company:

					Value of
					Initial Fixed
					$100
			Average		Investment
	Summary		Summary	Average	Based on
	Compensation	Compensation	Compensation	Compensation	Total
	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Shareholder
	PEO	PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Net Loss
Year(1)	($)(2)	($)(3)(6)	($)(4)	($)(5)(6)	($)(7)	($)(In Thousands)
2023	5,482,089	2,105,333	2,590,486	1,469,468	99.73	88,447
2022	2,880,424	7,276,760	1,158,382	2,830,638	145.83	84,713
2021	2,631,639	2,953,459	2,070,246	1,125,526	81.21	97,090
(1)	The PEO is Vipin Garg (CEO) for each of the years presented. The Non-PEO NEOs for each of the years presented are listed below:
●	For 2023 – M. Scott Harris (CMO) and Raymond M. Jordt (CBO)
●	For 2022 – Richard Eisenstadt (former CFO), M. Scot Roberts (CSO) and M. Scott Harris (CMO)
●	For 2021 – Richard Eisenstadt (former CFO), William M. Brown (former CFO), M. Scot Roberts (CSO) and M. Scott Harris (CMO)
(2)	The dollar amounts reported in this column are the amounts of total compensation reported for the PEO in the “Total” column of the SCT in the applicable fiscal year.
(3)	In accordance with Item 402 (v) of Regulation S-K, the following adjustments were made to determine the CAP to our PEO during fiscal years 2023, 2022 and 2021, which consisted solely of adjustments to the PEO’s equity awards:

Compensation Actually Paid	2023	2022	2021
SCT – Total Compensation	$5,482,089	$2,880,424	$2,631,639
Adjustments:
Deduct - amounts reported under the "Stock Awards" column in the SCT	(1,379,448)	(570,774)	(436,133)
Deduct - amounts reported under the "Option Awards" column in the SCT	(3,116,499)	(1,393,493)	(1,326,049)
Add - year-end fair value of outstanding and unvested equity awards granted in the covered fiscal year	4,191,815	4,615,677	2,374,951
Add - change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(1,443,877)	1,537,404	(496,039)
Add - change in fair value as of the vesting date of equity awards granted in prior fiscal years that vested in the covered fiscal year	(1,628,747)	207,522	205,090
Total Equity Adjustments	(3,376,756)	4,396,336	321,820
CAP	$2,105,333	$7,276,760	$2,953,459
(4)	The dollar amounts reported in this column represent the average of the amounts reported for the Non-PEO NEOs in the “Total” column of the SCT in the applicable fiscal year.
(5)	In accordance with Item 402 (v) of Regulation S-K, the following adjustments were made to determine the average CAP to our Non-PEO NEOs during fiscal years 2023, 2022 and 2021, which consisted solely of adjustments to the Non-PEO NEOs’ equity awards:

Compensation Actually Paid	2023	2022	2021
SCT – Total Compensation	$2,590,486	$1,158,382	$2,070,246
Adjustments:
Deduct - amounts reported under the "Stock Awards" column in the SCT	(531,987)	(156,122)	(423,601)
Deduct - amounts reported under the "Option Awards" column in the SCT	(1,428,170)	(381,597)	(1,212,124)
Add - year-end fair value of outstanding and unvested equity awards granted in the covered fiscal year	1,543,393	1,263,572	855,737
Add - change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(286,497)	794,754	(70,471)
Add - change in fair value as of the vesting date of equity awards granted in prior fiscal years that vested in the covered fiscal year	(417,757)	151,649	40,822
Subtract - fair value as of end of prior fiscal year of equity awards granted in prior fiscal years that failed to meet the applicable vesting conditions (i.e., are forfeited) during the covered fiscal year	—	—	(135,083)
Total Equity Adjustments	(1,121,018)	1,672,256	(944,720)
CAP	$1,469,468	$2,830,638	$1,125,526
(6)	The fair value of stock options reported for CAP was determined using a Black-Scholes option pricing model consistent with our accounting for equity-based compensation. The fair value of restricted stock was determined based on the closing price of our common stock as of the applicable dates.
(7)	Total Shareholder Return (TSR) represents the measurement period value of an investment of $100 in our stock on December 31, 2020, and then valued again on each of December 31, 2021, 2022 and 2023.

Relationship between Pay and Performance

While we are required by the SEC rules to disclose the relationships between our TSR and net loss with CAP, none of these performance metrics are currently being used by our compensation committee in evaluating our PEO or Non-PEO NEOs compensation.

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO NEOs, and the Company's TSR during the applicable years:

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO NEOs, and the Company's net loss during the applicable years:

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and approval of related party transactions

Our related parties include our directors, executive officers, holders of more than five percent of the outstanding shares of our Common Stock and the foregoing persons’ immediate family members. We review relationships and transactions in which the Company and our related parties are participants to determine whether such related persons have a direct or indirect material interest. Our Related Party Transaction Policy requires our Audit Committee to review any related party transactions in which the amount involved will, or may be, expected to exceed $50,000. Additionally, as required under SEC rules, transactions since January 1, 2023 that are determined to be directly or indirectly material to a related party are disclosed below. In addition, the Audit Committee reviews and approves any related party transaction that is required to be disclosed.

Except as described below and other than Board or employment relationships and compensation resulting from those employment relationships, no director, executive officer, holder of more than five percent of the outstanding shares of our Common Stock or immediate family member of any of the foregoing, was a party to any transaction or series of transactions since January 1, 2023, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) the Company (including any of its subsidiaries) was, is, or will be a participant, (ii) the amount involved will, or may be, expected to exceed $50,000 for any related party group within the combined periods required to be presented in the financial statements, and (iii) any related party had, has, or will have a direct or indirect interest other than solely as a result of being a director of another entity.

On August 24, 2023, we entered into a Master Services Agreement and on August 28, 2023, a Statement of Work with Inizio Evoke Communications (“Inizio Evoke”) (formerly a/k/a Evoke Canale, Inc.), pursuant to which Inizio Evoke will provide to the Company twelve months of communications planning, which includes strategy planning and account management, media relations and data communications, and social media services. We agreed to pay Inizio Evoke approximately $175,000 per year. Dr. Sohn’s daughter, Jennifer Gallo, is an Executive Vice President at Evoke Kyne, a division of Inizio Evoke which may be involved in the services provided. During the year ended December 31, 2023, we paid $55,000 to Inizio Evoke.

Indemnification agreements

We have entered into an indemnification agreement with each of our outside directors. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

Other matters

As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Stockholder proposals for 2025 Annual Meeting

In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in Gaithersburg, Maryland, on or before April 17, 2025, unless the 2025 Annual Meeting is held on a date more than 30 days from the anniversary of the 2024 Annual Meeting, in which case such proposals must be submitted a reasonable time before the Company prints and mails the proxy materials for the 2025 Annual Meeting.

In addition, under the Company’s bylaws, any director nominee or proposal for consideration at the 2025 Annual Meeting submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if such proposal or director nomination is received by the Corporate Secretary of the Company at its principal executive offices within the time periods set forth in the Company’s bylaws. If the 2025 Annual Meeting is held on a date no more than 30 days before or after September 26, 2025, the anniversary date of the 2024 Annual Meeting, then a stockholder proposal or director nominee must be received no earlier than May 29, 2025 and no later than June 28, 2025. However, if the Company’s 2025 Annual Meeting is held on a date more than 30 days before or after September 26, 2025, such proposals or director nominees must be received no later than 10 days after the day on which the date of the 2025 Annual meeting is first disclosed by the Company.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Altimmune, Inc., that file electronically with the SEC.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company without charge, by written or telephonic request directed to our Corporate Secretary at Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878. A request for copies of reports, proxy statements or other information concerning the Company must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on August 12, 2024.

ALTIMMUNE, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY . Signature__________________________________ Signature, if held jointly________________________________ Date___________, 2024 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend, visit: https://www.cstproxy.com/altimmune/2024 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY CONTROL NUMBER Director of Nominees (1) Mitchel Sayare, Ph.D. (2) Vipin K. Garg, Ph.D. (3) John M. Gill (4) Philip L. Hodges (5) Diane Jorkasky, M.D. (6) Wayne Pisano (7) Klaus O. Schafer, M.D., MPH (8) Catherine Sohn, Pharm D (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. 3. Hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement. 4. Approve the authorization to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the proposals. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES ON PROPOSAL 1, AND A VOTE “FOR” PROPOSALS 2, 3 AND 4. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 25, 2024. 1. Vote to elect the eight nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2025 Annual Meeting of Stockholders. 2024

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ALTIMMUNE, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Vipin K. Garg, Ph.D. and Andrew Shutterly, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Altimmune, Inc. held of record by the undersigned at the close of business on August 12, 2024 at the Annual Meeting of Stockholders of Altimmune, Inc. to be held virtually at: https://www.cstproxy.com/altimmune/2024 on September 26, 2024 at 8:30 a.m., or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2024 Proxy Statement and the 2023 Annual Report to Stockholders are available at: https://www.cstproxy.com/altimmune/2024 2024